                                                                Exhibit 4.04(l)
[Letterhead]



DATE:          May 27,1998


TO:            Morton's Restaurant Group
ATTN:          Thomas J. Baldwin
FAX:           516-627-1898
PHONE:         516-627-1515


FROM:          BankBoston, N.A.("BBNA")
ATTN:          Mary M. Scherr, Derivative Confirmations
FAX:           617-434-4284
PHONE:         617-434-4405


RE:            EXTENDIBLE SWAP TRANSACTION
               [Our Ref: SW57176US/SWN57177US]




The purpose of this letter agreement is to set forth the terms and conditions of the Extendible Swap Transaction entered into between BankBoston, N.A. ("BBNA") and Morton's Restaurant Group ("Morton's) on the Trade Date specified below (the "Transaction"). This letter constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA (the
"Definitions"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and provisions in this Confirmation, this Confirmation will govern.

     1. This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use our best efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") published by
ISDA with such modifications as you and we shall in good faith agree (such agreement, the "Agreement"). Upon the execution by you and us of the Agreement, this Confirmation will supplement, form a part of, and be subject to the Agreement. All provisions contained or incorporated by reference in the Agreement, upon its execution, shall govern this Confirmation except as expressly modified below. Until we execute and deliver the Agreement, this Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (with a Schedule thereto which provides that Market Quotation and the Second Method apply for purposes of Section 6(e) of such agreement) on the Trade Date hereof. In the event of any inconsistency between this Confirmation and either the ISDA Form or the Agreement, this Confirmation will govern.

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

National Amount:                       USD 10,000,000.

Trade Date:                            May 27, 1998

Effective Date:                        May 29, 1998



Bank Boston

Termination Date:                                  May 29, 2001, subject to adjustment
                                                   according to the Modified Following
                                                   Business Day convention and to Section 3 herein.

FIXED AMOUNTS:
      Fixed Rate Payer:                            Morton's

      Fixed Rate:                                  5.70%

      Fixed Rate Payment Dates                     The 29th of February, May, August and November in each
                                                   year beginning August 28, 1998, and ending on the
                                                   Termination Date, subject to adjustment in accordance
                                                   with the Modified Following Business Day convention.

      Fixed Rate Day Count Fraction:               Actual/360


FLOATING AMOUNTS:
      Floating Payer:                              BBNA

      Floating Rate Payment Dates:                 The 29th of February, May, August and November in
                                                   each year beginning August 28, 1998, and ending on
                                                   the Termination Date, subject to adjustment in accordance
                                                   with the Modified Following Business Day convention.

      Floating Rate for Initial
      Calculation Period:                          5.6875%

      Floating Rate Day Count Fraction:            Actual/360

      Floating Rate Option:                        USD-LIBOR-BBA

      Designated Maturity:                         Three months

      Spread:                                      None

      Reset Dates:                                 The first day of each Calculation Period.

      Compounding:                                 Inapplicable

Business Days:                                     New York and London

Business Day Convention:                           Modified Following.

Calculation Agent:                                 BBNA



[LOGO]


   3. EXTENDIBLE PROVISION

   As long as no Event of Default or Termination Event shall have occurred and then be continuing, the parties agree that the Floating Rate Payer may extend the Termination Date of this Transaction by two years and must notify the Fixed Rate Payer by telephonic notice on May 24, 2001, of its intention to do so, effective May 29, 2001, whereupon the obligations of the parties hereunder shall reflect a revised Termination Date of May 29, 2003, and all other terms of the Transaction shall remain in effect as detailed above.

   4. RELATIONSHIP BETWEEN PARTIES

   Each party represents to the other party that:

   (a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

   (b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

   (c) Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

   (d) Risk Management. It has entered into this Transaction for the purpose of (i) managing its borrowings or investments, (ii) hedging its underlying assets or liabilities or (iii) in connection with its line of business.

   (e) It is an "eligible swap participant" within the meaning of Commodity Futures Trading Commission Regulations section 35.1(b)(2).

   5. ACCOUNT DETAILS:

Payments to BBNA:                 Through the Federal Reserve Bank, Boston,
                                  Routing No. ABA 011000390, for A/C BBNA,
                                  Boston, for credit to Arbitrage Settlement
                                  Account #295032, Attn: Swap Desk, 01-13-08


Payments to MORTON'S              PLEASE ADVISE

[LOGO]


   6. CONTACT INSTRUCTIONS:

BBNA:      Swap Desk (Resets/Payments):    Tel: (617) 434-1321
                                           FAX: (617) 434-0505

           Confirmations:                  Tel: (617) 434-4405
                                           FAX: (617) 434-4284

MORTON'S:                                  PLEASE ADVISE


Very truly yours,
BANKBOSTON, N.A.



By: /s/ William K. LePard                  By: /s/ James Mather
   ----------------------------               ----------------------------
Name:  William K. LePard                   Name:  James Mather
Title: Managing Director                   Title: Managing Director


Agreed and accepted as of the date first above written:
MORTON'S RESTAURANT GROUP


By: /s/ Thomas J. Baldwin
   ----------------------------
Name:  Thomas J. Baldwin
Title: EVP & CFO


PLEASE SIGN AND FAX TO:
   617-434-4284
   ATTN: MARY SCHERR
   REQUEST CORRECTIONS: 617-434-4405.